SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

MANGAPETS INC.
(Name of Registrant As Specified In Charter)

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MANGAPETS INC.

Suite 440- 375 Water Street

Vancouver, B.C. V6B 5C6

(604) 312-0663

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

July 19, 2006

To the Stockholders of MangaPets Inc:

The attached Information Statement is being delivered by MANGAPETS INC. (“Corporation”) in connection with the approval by the holders of a majority of our voting stock of an amendment to the Corporation’s certificate of incorporation, specifically to change our corporate name from “MANGAPETS INC.” to “GLOBAL GAMING HOLDINGS INC.” and to consolidate the Corporation’s capital structure on a two (2) for one (1) basis reducing the Corporation’s issued and outstanding shares as of May 5, 2006 from fifteen million eight hundred and fifty six thousand, one hundred and ninety two (15,856,192) shares to seven million nine hundred and twenty eight thousand and ninety six (7,928,096) shares. This Information Statement is first being mailed to stockholders on or about July 24, 2006. We anticipate that the amendment to our articles of incorporation will become effective on or after August 21, 2006.

On May 5, 2006, the Corporation’s board of directors approved a resolution authorizing the filing of an amendment to our certificate of incorporation with the Delaware Secretary of State. On July 18, 2006, the holders of a majority of the outstanding shares of the Corporation’s common entitled to vote thereon executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and Article I, Section 7 of the Corporation’s bylaws to approve and adopt amendments to its certificate of incorporation

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes the change to our certificate of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of MANGAPETS INC.

By Order of the Board of Directors

/ss/ Rene Hamouth

Rene Hamouth

President

MANGAPETS INC.

Suite 440- 375 Water Street

Vancouver, B.C. V6B 5C6

(604) 312-0663

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about July 24, 2006 to all stockholders of record of MANGAPETS INC., a Delaware corporation (“Corporation”), as of the close of business on July 18, 20063. It is being furnished in connection with the adoption of a certain amendment to the Corporation’s certificate of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after August 21, 2006. A copy of the amendment to our certificate of incorporation is attached to this document as Exhibit A.

On May 5, 2006 the Corporation’s board of directors adopted resolutions proposing and declaring advisable an amendment to our certificate of incorporation. Specifically, the board of directors proposed that the Corporation change its name from “MANGAPETS INC.” to “GLOBAL GAMING HOLDINGS INC.” and to consolidate the Corporation’s capital structure on a two (2) for one (1) basis reducing the Corporation’s issued and outstanding shares as of May 5, 2006 from fifteen million eight hundred and fifty six thousand, one hundred and ninety two (15,856,192) shares to seven million nine hundred and twenty eight thousand and ninety six (7,928,096) shares.

On July 18, 2006, the holders of a majority of the outstanding shares of the Corporation’s common entitled to vote thereon executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and Article I, Section 7 of the Corporation’s bylaws to approve and adopt an amendment to its certificate of incorporation. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of the Corporation’s stockholders and in order to amend our certificate of incorporation in a timely manner.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is July 15, 2006. As of the record date, we had 15,856,192 shares of common stock issued and outstanding and entitled to vote on the amendments, with each share of common stock entitled to one vote. The holders of 8,264,425 shares of the issued and outstanding common stock, representing approximately 52% of the votes entitled to be cast with regard to the amendment, approved the amendment by written consent.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation’s stockholders. We anticipate that the amendment will become effective on or after August 21, 2006 upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. Under Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

NAME CHANGE TO GLOBAL GAMING HOLDINGS INC.

The Corporation’s board of directors and the stockholders holding a majority of the voting power of its common stock have approved the change of our corporate name from “MANGAPETS INC.” to “GLOBAL GAMING HOLDINGS INC.” by means of an amendment to the Corporation’s certificate of incorporation. The corporate name change will become effective upon the filing of an amendment to the Corporation’s certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

REASONS FOR NAME CHANGE

The primary purpose for changing the Corporation’s name is to move it away from the identification of the Corporation’s business with the development of the MangaPets internet web portal and establish a new broad based name identification that would lend itself to the wide range of business opportunities in which the Corporation is currently involved. The name change will not involve any change in management’s plan to continue to seek out new business opportunities either through merger or acquisition.

The voting and other rights that accompany the Corporation’s securities will not be affected by the change in our corporate name. However, both our ticker symbol, which is “MPTS,” and our CUSIP number will change as a result of the Corporation’s name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name and CUSIP number. Your existing certificate or certificates will continue to represent shares of the Corporation’s common stock as if its name had not changed. The Corporation’s transfer agent will issue stock certificates with its new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send our transfer agent or us your existing stock certificates.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment to the certificate of incorporation under the Corporation’s certificate of incorporation. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, a special meeting of the stockholders to approve the name change and the amendment to the certificate of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

TWO TO ONE CONSOLIDATION

The Corporation’s board of directors and the stockholders holding a majority of the voting power of its common stock have approved the consolidation of the Company’s capital structure on a two (2) to one (1) basis which reduction would reduce the Corporation’s issued and outstanding shares as of May 5, 2006 from fifteen million eight hundred and fifty six thousand, one hundred and ninety two (15,856,192)  shares to seven million nine hundred and twenty eight thousand and ninety six (7,928,096) shares.

    ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the amendment.

REASONS FOR THE REVERSE SPLIT

The primary purpose of a reverse stock split is to combine the outstanding shares of common stock so that the common stock outstanding after the reverse split trades at a significantly higher price per share than it did before the reverse split.

The closing bid price for the common stock on May 5, 2006, was $1.87 per share. The Over the Counter Bulletin Board does not require any minimum share price for shares to be quoted on it. However, the Corporation believes that such a low quoted market price per share

- may discourage potential new investors, - increases market price volatility and - reduces the liquidity of the common stock.

The Corporation believes that the current per share price level of our common stock has reduced the effective marketability of the shares because many leading brokerage firms are reluctant to recommend low priced stock to their clients. Some investors view low-priced stock as unattractive because of the greater trading volatility sometimes associated with these stocks. In addition, a variety of brokerage house policies and practices relating to the payment of brokerage commissions make the handling of low priced stocks unattractive to brokers from an economic standpoint.

In addition, since brokerage commissions on low-priced stock are generally higher as a percentage of the stock price than commissions on higher priced stock, the current share price of the common stock means that stockholders are paying higher transaction costs than they would pay if the share price were substantially higher. The relatively high commission costs also may limit the willingness of institutions to purchase the common stock at its current low share price.

For all the above reasons, the Corporation believes that a reverse stock split is in the best interests of both the Corporation and its stockholders. The Corporation expects that after a reverse stock split, the common stock will trade at a price significantly higher than the current market price of the common stock. However, the Corporation cannot give any assurance that it will trade at ten times the market price before the reverse stock split.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the consolidation. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the consolidation is unnecessary and will not take place for this purpose.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the consolidation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of July 15, 2006 with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation’s common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of July 15, 2006 there were 15,856,192 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Common Stock	Rene Hamouth
($0.001 par value)	2608 Finch Hill
	West Vancouver, B.C.
	V7S 3H1

		2,500,000	15.77%

Common Stock	Ryan Hamouth
($0.001 par value)	2608 Finch Hill
	West Vancouver, B.C.
	V7S 3H1
		479,585	3.02%

Common Stock	Paul Weinstock
($0.001 par value)	C/O 440-675 Water Street
	Vancouver, B.C.
	V7S 3H1	937,500	5.91%

Common Stock	Brian Woods C/O Swankcorp
($0.001 par value)	Havelska 27
	Prague1
	Prague Czech Republic 11000	937,500	5.91%

Common Stock	Hamouth Family Trust
($0.001 par value)	2608 Finch Hill
	West Vancouver, B.C.
	V7S 3H1	810,000	5.11%

Common Stock	F.B Holding Ltd
($0.001 par value)	P.O. Box 642 Main Street
	Charlestown Nevis West Indies
	1288 West Georgia	1,875,000	11.83%

Common Stock	Directors and Eecutive Officers)
($0.001 par value)	as a Group (1)		30.61%

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to be made to the Corporation’s articles of incorporation or in any action covered by the related resolution adopted by the board of directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning the Corporation, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

MANGAPETS INC.

By Order of the Board of Directors

By: /ss/ Rene Hamouth

Rene Hamouth, Chief Executive Officer

Vancouver Canada

July 19th, 2006

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

OF

MANGAPETS, INC.

MangaPets, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

I.     The amendment to the Corporation’s Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and have been consented to in writing by: (a) the board of directors by their unanimous written consent; and (b) the holders of a majority of the outstanding shares entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.     Article 1.of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

    “1.        The name of the corporation is Global Gaming Holdings Inc.”

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 19th day of July 2006.

MANGAPETS, INC.

 By: /ss/ Rene Hamouth

Rene Hamouth, President